Exhibit 99.1

Alto Ingredients, Inc. Enters into Letter Agreement with Bradley L. Radoff and Michael Torok

Pekin, IL, March 18, 2025 – Alto Ingredients, Inc. (NASDAQ: ALTO), a leading producer and distributor of specialty alcohols, renewable fuels and essential ingredients, today announced that it has entered into a letter agreement (the “Letter Agreement”) with Bradley L. Radoff and Michael Torok (collectively with their affiliates, the “Radoff/Torok Group”), under which the Radoff/Torok Group has agreed that during the period commencing on the date of the Letter Agreement until the date that is the earlier to occur of (i) thirty (30) days prior to the deadline for delivery of notice under the Company’s Amended and Restated Bylaws for the nomination of director candidates for election to the Board of Directors (the “Board”) at Alto Ingredients, Inc.’s (the “Company”) 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) or (ii) one hundred twenty (120) days prior to the first anniversary of the 2025 Annual Meeting of Stockholders of the Company, currently scheduled for June 25, 2025 (the “Standstill Period”), at each annual or special meeting of the stockholders of the Company, the Radoff/Torok Group will cause all shares of the Company’s common stock beneficially owned by it in favor of all directors nominated by the Board for election and otherwise in accordance with the recommendations of the Board, and against the election of any director nominee not so recommended by the Board.

Pursuant to the terms of the Letter Agreement, the Radoff/Torok Group has also agreed to customary standstill and other provisions. The full text of the Letter Agreement will be filed as an exhibit to a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (NASDAQ: ALTO) is a leading producer and distributor of specialty alcohols, renewable fuels and essential ingredients. Leveraging the unique qualities of its facilities, the company serves customers in a wide range of consumer and commercial products in the Health, Home & Beauty; Food & Beverage; Industry & Agriculture; Essential Ingredients; and Renewable Fuels markets. For more information, please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning Alto Ingredients’ projected outlook and future performance, including the timing and effects of its cost savings initiatives and its acquisition of a liquid carbon dioxide processor adjacent to its Columbia plant; Alto Ingredients’ capital projects, including its carbon capture and storage (CCS) project and opportunities to optimize carbon; and Alto Ingredients’ other plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business and plans. These factors include, among others adverse economic and market conditions, including for renewable fuels, specialty alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; adverse impacts of inflation and supply chain constraints; and the cost, ability to fund, timing and effects of, including the financial and other results deriving from, Alto Ingredients’ repair and maintenance programs, plant improvements and other capital projects, including CCS, and other business initiatives and strategies. These factors also include, among others, the inherent uncertainty associated with financial and other projections and large-scale capital projects, including CCS; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the alcohol production, marketing and distribution industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ facilities, products and/or businesses; changes in laws, regulations and governmental policies, including with respect to the Inflation Reduction Act’s tax and other benefits Alto Ingredients expects to derive from CCS; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Quarterly Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2025.

Company IR and Media Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755

Investorrelations@altoingredients.com

IR Agency Contact:

Kirsten Chapman, Alliance Advisors Investor Relations, 415-433-3777

altoinvestor@allianceadvisors.com